Exhibit 99.1

For information, contact:
Media - Susan Moore, 281-836-7398

Investors - David Oatman, 281-836-7035

David Miller, 281-836-7895

CONFIDENTIAL INTERNAL DRAFT

EXTERRAN PARTNERS ACQUIRES

COMPRESSION ASSETS FROM EXTERRAN HOLDINGS

HOUSTON (April 20, 2015) - Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today announced that Exterran Partners has acquired assets from Exterran Holdings for consideration valued at $102.3 million, including customer contracts serving 60 customers together with 244 compressor units used to provide compression services under those contracts. Those compressor units represent approximately 151,000 horsepower of compression and approximately 4 percent (by available horsepower) of the combined U.S. contract operations business of Exterran Holdings and Exterran Partners.

In addition, the acquisition includes 179 compressor units comprising approximately 66,000 horsepower previously leased from Exterran Holdings to Exterran Partners. The consideration paid to Exterran Holdings’ affiliates consisted entirely of Exterran Partners’ equity, composed of 3,963,138 common units and 80,341 general partner units.

“We are pleased with this transaction, which expands Exterran Partners’ fee-based business and increases its leading market position as a provider of natural gas contract compression services in the United States,” said Brad Childers, President and Chief Executive Officer of Exterran Holdings. “We plan for Exterran Partners to continue to be the growth vehicle for our U.S. contract services business.”

“In addition, we believe the transaction will be accretive to Exterran Partners’ distributable cash flow per limited partner unit and enhances Exterran Partners’ capital position,” said David Miller, Senior Vice President and Chief Financial Officer of Exterran Partners’ managing general partner.

The transaction was approved by the conflicts committee of the board of directors of Exterran Partners’ managing general partner. The conflicts committee, which is composed entirely of independent directors, retained independent legal and financial advisors to assist it in evaluating the transaction.

About Exterran Holdings and Exterran Partners

Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries.

Exterran Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States.  Exterran Holdings owns an equity interest in Exterran Partners, including all of the general partner interest.

For more information, visit www.exterran.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, the Companies’ financial and operational strategies and ability to successfully effect those strategies; the expected benefits of the transaction discussed in this press release; Exterran Holdings’ intention for Exterran Partners to continue to be the growth vehicle for its U.S. contract services business; the Companies’ expectations regarding future economic and market conditions; the Companies’ financial and operational outlook and ability to fulfill that outlook; and demand for the Companies’ products and services and growth opportunities for those products and services.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health environmental and other regulations; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2014, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2014, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE

Exterran Holdings, Inc. and Exterran Partners, L.P.